SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 31, 2005

                              CASE FINANCIAL, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
         (State or Other Jurisdiction of Incorporation or Organization)

                                     0-27757
                            (Commission File Number)

                                   33-0529299
                        (IRS Employer Identification No.)

               5950 LA PLACE COURT SUITE # 155, CARLSBAD CA 92008

               (Address of Principal Executive Offices) (Zip Code)

                                  760 804 1449
               Registrant's Telephone Number, Including Area Code

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

On March 25, 2005 Case Financial, Inc. (the "Company") closed a private placement of 7,000,000 shares of its common stock and warrants to purchase another 7,000,000 shares of its common stock. The Company sold 14 Units, each unit consisting of 500,000 shares of Common Stock priced at $0.07 per share and a Warrant to purchase an additionally 500,000 shares of Common Stock at $0.10 per share. The Warrant expires two years from the date of closing.

The securities issued to the investors in the private placement were issued in a transaction that was exempt from registration under the Securities Act of 1933, as amended (the "Act"), pursuant to the exemption from registration set forth in Rule 506 of Regulation D under the Act.


ITEM 8.01 Other Events

On March 25, 2005 a derivative lawsuit was filed in the Court of Chancery of the State of Delaware against former officers and directors of the Company, alleging that these officers and directors had damaged the Company by (a) engaging in self dealing transactions in breach of their fiduciary duty of loyalty; (b) mismanaging the Company in violation of their oversight duties and duty of care;
(c) wasting corporate assets; and (d) making fraudulent misrepresentations which induced the corporate entity to issue shares to these individuals. The Company was named as a nominal defendant in this complaint.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              Case Financial, Inc.
                                              Registrant


Date: March 31, 2005                           By: /s/ Michael Schaffer
                                                  ------------------------
                                                  Michael Schaffer
                                                  Chief Executive Officer